UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2020

FARMLAND PARTNERS INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-36405 (Commission File Number)	46-3769850 (IRS Employer Identification No.)

4600 S. Syracuse Street, Suite 1450 Denver, Colorado (Address of principal executive offices)	80237 (Zip Code)

Registrant’s telephone number, including area code: (720) 452-3100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FPI	New York Stock Exchange
6.00% Series B Participating Preferred Stock	FPI.PRB	New York Stock Exchange

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Farmland Partners Inc. (the “Company”) held its Annual Meeting of Stockholders on May 28, 2020 (the “Annual Meeting”), at which the stockholders of the Company approved all of the proposals presented, which are described in detail in the Company’s Definitive Proxy Statement on Schedule 14A that was filed with the Securities and Exchange Commission on April 17, 2020 (the “Proxy Statement”). Holders of 25,311,275 shares of the Company’s common stock were present in person or represented by proxy at the Annual Meeting.

The following are the voting results of the proposals submitted to the Company’s stockholders at the Annual Meeting:

Proposal 1: To elect the four director nominees named in the Proxy Statement.

Director Nominee	For	Withheld	Broker Non-Votes
Chris A. Downey	11,490,352	6,423,154	7,397,769
Joseph W. Glauber	10,947,183	6,966,323	7,397,769
John A. Good	12,485,422	5,428,084	7,397,769
Paul A. Pittman	16,569,416	1,344,090	7,397,769

Proposal 2: To ratify the appointment of Plante & Moran, PLLC as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2020.

For	Against	Abstentions
24,910,841	246,733	153,701

Proposal 3: To approve (on an advisory basis) the compensation of our named executive officers.

For	Against	Abstentions
15,296,226	2,420,256	197,024

Proposal 4: To determine (on an advisory basis) whether a stockholder vote to approve the compensation of our named executive officers should occur every one, two or three years.

1 year	2 years	3 years	Abstentions
15,259,172	2,256,518	295,496	102,320

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARMLAND PARTNERS INC.

May 29, 2020	By:	/s/ Luca Fabbri
Luca Fabbri
Chief Financial Officer and Treasurer